SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 19, 2006

GLOBAL EPOINT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-15775	33-0423037
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

339 South Cheryl Lane,

City of Industry, California 91789

(Address of principal executive offices)

(909) 869-1688

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement

On May 23, 2006, the Company entered into a Securities Purchase Agreement with respect to the Series E financing, which is the subject of the proxy statement referenced in Item 3.01, below. The Company previously disclosed the Series E financing and all related documents in a Current Report on Form 8-K filed on May 25, 2006.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

(c) On July 19, 2006, Global ePoint, Inc. (the “Company”) received notice from the Listing Qualifications Staff of The Nasdaq Stock Market, Inc. that the Company’s securities are subject to potential delisting from the Nasdaq Capital Market as of July 28, 2006, due to shareholder approval issues arising from the Staff’s determination to aggregate the Company’s Series C, D, and E financings, as well as the Company’s failure to file its “listing of additional share” forms on a timely basis. The Company expects to make a timely request for a hearing before a Nasdaq Listing Qualifications Panel to request continued listing on The Nasdaq Capital Market. The Company’s stock will remain listed pending the Panel’s ultimate decision. The Company believes that its arguments are meritorious, however, the Company can provide no assurance that the Panel will grant its request for continued listing.

The Company has filed with the Securities and Exchange Commission a preliminary proxy statement, and other relevant documents in connection with the shareholder approval of the Series E financing. Investors and security holders are advised to read the definitive proxy statement, if and when it becomes available, because it will contain important information. Investors and security holders may obtain a free copy of the definitive proxy statement, if and when available, and other documents filed by the Company at the Securities and Exchange Commission’s web site at www.sec.gov. The definitive proxy statement and such other documents may be obtained, if and when available, from the Company by directing such request to Global ePoint, Inc. 339 S. Cheryl Lane, City of Industry, California 91789, Attention: Investor Relations. A description of any interests that the Company’s directors and executive officers have in the Series E financing will be available in the definitive proxy statement.

Item 7.01	Regulation FD Disclosure

On July 25, 2006 the Company issued a press release regarding the receipt of a determination letter from Nasdaq. A copy of the press release is attached hereto as Exhibit 99.1 and is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description	Method of Filing
99.1	Press Release dated July 25, 2006.	Filed electronically herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 25, 2006	GLOBAL EPOINT, INC.

/s/ Toresa Lou
Toresa Lou,
Chief Executive Officer